EXHIBIT 10.4
               WAIVER OF COMPLIANCE AND AGREEMENT

                    TO AMEND PROMISSORY NOTES


     Reference is made to those certain four promissory notes of Elsinore Corporation, a Nevada corporation (the "Company"), each dated March 31, 1995, made and given to Magnolia Partners, L.P., a Delaware limited partnership ("Purchaser") in the respective original principal amounts of $175,000, $175,000, $175,0000 and $600,000 (collectively, the "Elsinore Notes"). Each of the Elsinore Notes was executed and delivered in accordance with that certain Note Purchase Agreement dated as of March 30, 1995 regarding the $1,706,250 original principal amount of 7.5% con-vertible subordinated notes due December 31, 1996 of Elsinore Corporation (the "Purchase Agreement").

     In consideration for the Company's agreement below to increase the quarterly payments due under the Elsinore Notes on each of September 30, 1996 and December 31, 1996, from 25% to 50% of the outstanding principal balance of each Elsinore Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby waives its rights under the Elsinore Notes to payment of the quarterly installment of principal due under the Elsinore Notes on March 31, 1996 and June 30, 1996. The undersigned hereby acknowledges and agrees that the Company's failure to make the payments of principal due under the Elsinore Notes on March 31, 1996 and June 30, 1996, will not constitute an "Event of Default" under Section 6(a) of the Purchase Agreement or otherwise breach any other term or provision of the Elsinore Notes or the Purchase Agreement. This waiver shall only apply to the payment of principal under the Elsinore Notes and shall have no effect on the Company's continuing obligation to pay accrued interest on the unpaid principal balance of the Elsinore Notes as set forth in each Elsinore Note.

     This Agreement shall have the force and effect of an amend-ment to each Elsinore Note and any applicable provisions of the Note Purchase Agreement. Each other term and provision of the Elsinore Notes and the Purchase Agreement are hereby incorpo-rated by reference.

     Date:  June 29, 1995.

                               MAGNOLIA PARTNERS, L.P.

                               By:  Elsco, Inc., its general
                                     partner


                               By  /s/ Harry C. Hagerty III
                                             Harry C. Hagerty III,
                                                  President



     In consideration for the waivers granted hereinabove, an for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees to increase from 25% to 50% the amount of outstanding principal balance of the Elsinore Notes due and payable on each of September 30, 1996 and December 31, 1996. This Agreement shall have the force and effect of an amendment to each Elsinore Note and any applicable provisions of the Note Purchase Agree-ment. Each other term and provision of the Elsinore Notes and the Purchase Agreement are hereby incorporated by reference.

     Date:  June 30, 1995.

                               ELSINORE CORPORATION



                               By  /s/ Thomas E. Martin
                                       Thomas E. Martin, President


               WAIVER OF COMPLIANCE AND AGREEMENT
                     TO AMEND PROMISSORY NOTE


     Reference is made to that certain promissory note of Elsinore Corporation, a Nevada corporation (the "Company"), dated March 31, 1995, made and given to Mojave Partners, L.P., a Delaware limited partnership ("Purchaser") in the original prin-cipal amount of $300,000 (the "Elsinore Note"). The Elsinore Note was executed and delivered in accordance with that certain Note Purchase Agreement dated as of March 30, 1995 between the Company and the Purchaser regarding the $1,706,250 original principal amount of 7.5% convertible subordinated notes due December 31, 1996 of Elsinore Corporation (the "Purchase Agreement").

     In consideration for the Company's agreement below to increase the quarterly payments due under the Elsinore Note on each of September 30, 1996 and December 31, 1996, from 25% to 50% of the outstanding principal balance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby waives its rights under the Elsinore Note to payment of the quarterly installment of principal due under the Elsinore Note on March 31, 1996 and June 30, 1996. The undersigned hereby acknowledges and agrees that the Company's failure to make the payments of principal due under the Elsinore Note on March 31, 1996 and June 30, 1996, will not constitute an "Event of Default" under Section 6(a) of the Purchase Agreement or other-wise breach any other term or provision of the Elsinore Note or the Purchase Agreement. This waiver shall only apply to the payment of principal under the Elsinore Note and shall have no effect on the Company's continuing obligation to pay accrued interest on the unpaid principal balance of the Elsinore Note as set forth therein.

     This Agreement shall have the force and effect of an amend-ment to the Elsinore Note and any applicable provisions of the Note Purchase Agreement. Each other term and provision of the Elsinore Note and the Purchase Agreement are hereby incorporated by reference.

     Date:  June 27, 1995.

                               MOJAVE PARTNERS, L.P.

                               By:  Woodhaven Investors, Inc.,
                                     its general partner


                               By  /s/ Edward Herrick
                                           Edward Herrick, President


     In consideration for the waivers granted hereinabove, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to increase from 25% to 50% the amount of outstanding principal balance of the Elsinore Note due and payable on each of September 30, 1996 and December 31, 1996.

     This Agreement shall have the force and effect of an amendment to the Elsinore Note and any applicable provisions of the Note Purchase Agreement. Each other term and provision of the Elsinore Note and the Purchase Agreement are hereby incorporated by reference.

     Date:  June 30, 1995.

                               ELSINORE CORPORATION



                               By  /s/ Thomas E. Martin
                                         Thomas E. Martin, President

               WAIVER OF COMPLIANCE AND AGREEMENT

                    TO AMEND PROMISSORY NOTES


     Reference is made to those certain four promissory notes of Elsinore Corporation, a Nevada corporation (the "Company"), each dated March 31, 1995, made and given to (i) G & O Partners, L.P., a Delaware limited partnership, in the original principal amount of $180,000, (ii) GroRan LLC1, a Delaware limited liability company, in the original principal amount of $56,250, (iii) Paul Orwicz, an individual, in the original principal amount of $22,500, and (iv) David Ganek, an individual, in the original principal amount of $22,500 (G & O Partners, L.P., GroRan LLC1, Paul Orwicz and David Ganek, collectively the "Purchasers" and the promissory notes described above, collectively, the "Elsinore Notes"). Each of the Elsinore Notes was executed and delivered in accordance with the Note Purchase Agreement dated as of March 30, 1995 between the
 Company and each Purchaser regarding the $1,706,250 original principal amount of 7.5% convertible subordinated notes due
 December 31, 1996 of Elsinore Corporation (the "Purchase
 Agreement").

     In consideration for the Company's agreement below to increase the quarterly payments due under the Elsinore Notes on each of September 30, 1996 and December 31, 1996, from 25% to 50% of the outstanding principal balance of each Elsinore Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby waives its rights under the Elsinore Notes to payment of the quarterly installment of principal due under the Elsinore Notes on March 31, 1996 and June 30, 1996. The undersigned hereby acknowledges and agrees that the Company's failure to make the payments of principal due under the Elsinore Notes on March 31, 1996 and June 30, 1996, will not constitute an "Event of Default" under Section 6(a) of the Purchase Agreement or otherwise breach any other term or provision of the Elsinore Notes or the Purchase Agreement. This waiver shall only apply to the payment of principal under the Elsinore Notes and shall have no effect on the Company's continuing obligation to pay accrued interest on the unpaid principal balance of the Elsinore Notes as set forth in each Elsinore Note.

     This Agreement shall have the force and effect of an amend-ment to each Elsinore Note and any applicable provisions of the Note Purchase Agreement. Each other term and provision of the Elsinore Notes and the Purchase Agreement are hereby incorpo-rated by reference.

     Date:  June 28, 1995.

                               G & O PARTNERS, L.P.

                               By:  Ganek & Orwicz Partners,
                                     Inc., its general partner



                               By  /s/ Paul Orwicz
                                    Paul Orwicz, Vice President


                               GRORAN, LLC1

                               By:  Ganek & Orwicz Partners,
                                     Inc., its investment manager



                               By  /s/ Paul Orwicz
                                    Paul Orwicz, Vice President



                                /s/ David Ganek
                                    David Ganek, an individual



                                /s/ Paul Orwicz
                                    Paul Orwicz, an individual






     In consideration for the waivers granted hereinabove, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to increase from 25% to 50% the amount of outstanding principal balance of the Elsinore Notes due and payable on each of September 30, 1996 and December 31, 1996. This Agreement shall have the force and effect of an amendment to each Elsinore Note and any applicable provisions of the Note Purchase Agree-ment. Each other term and provision of the Elsinore Notes and the Purchase Agreement are hereby incorporated by reference.

     Date:  June 30, 1995.

                               ELSINORE CORPORATION



                               By  /s/ Thomas E. Martin
                                         Thomas E. Martin, President